Exhibit 23.2
                                                        ------------


                        CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration
Statement (Form S-8) pertaining to the 2003 Employers Mutual Casualty Company Non-Employee Director Stock Option Plan for the registration of 200,000 shares of common stock of EMC Insurance Group Inc. of our reports dated February 25, 2003, with respect to the consolidated financial statements and schedules of EMC Insurance Group Inc. and Subsidiaries included in its Annual Report
(Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                         By /s/ Ernst & Young LLP
                                            ---------------------
                                            Ernst & Young LLP

Des Moines, Iowa
April 7, 2003